
          As filed with the Securities and Exchange Commission on March 10, 2000
                                                      Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                             HOMEGROCER.COM, INC.
            (Exact name of Registrant as specified in its charter)

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
           Washington                                  91-1863408
    (State of incorporation)             (I.R.S. Employer Identification No.)

                            10230 N.E. Points Drive
                          Kirkland, Washington  98033
                   (Address of principal executive offices)
                            _______________________

                    1997 Stock Incentive Compensation Plan
                       1999 Employee Stock Purchase Plan
                           1999 Stock Incentive Plan
                       1999 Directors' Stock Option Plan
                           (Full title of the Plans)
                            _______________________

                               Mary Alice Taylor
                             HomeGrocer.com, Inc.
                            Chief Executive Officer
                            10230 N.E. Points Drive
                          Kirkland, Washington  98033
                                (425) 201-7500
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                               Sonya F. Erickson
                               Venture Law Group
                          A Professional Corporation
                              4750 Carillon Point
                              Kirkland, WA  98033
                                (425) 739-8700

              (Calculation of Registration Fee on following page)

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
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                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed            Proposed
                                                Maximum Amount          Maximum            Maximum             Amount of
                                                    to be            Offering Price        Aggregate          Registration
Title of Securities to be Registered            Registered(1)           Per Share        Offering Price           Fee
-----------------------------------------------------------------------------------------------------------------------------
1997 Stock Incentive Compensation Plan
 Common Stock,
 No par value..............................   5,461,828 Shares          $ 3.20(3)        $ 17,477,850         $   4,614.15

 Common Stock,
 No par value..............................     696,574 Shares          $12.00(4)        $  8,358,888         $   2,206.75

1999 Employee Stock Purchase Plan
 Common Stock,
 No par value..............................   3,000,000 Shares          $10.20(2)        $ 30,600,000         $   8,078.40

1999 Stock Incentive Plan
 Common Stock,
 No par value..............................  12,500,000 Shares          $12.00(4)        $150,000,000         $  39,600.00

1999 Directors' Stock Option Plan
 Common Stock,
 No par value..............................     500,000 Shares          $12.00(4)        $  6,000,000        $   1,584.00

          TOTAL                              22,158,402 Shares                           $212,436,738        $  56,083.30
          -----
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_______________________
(1)  This Registration Statement shall also cover any additional shares of
     Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the initial public offering price of the Common Stock multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the initial public offering price of the Common Stock.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed on March 10, 2000 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on March 3, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby will be passed upon for HomeGrocer.com by Venture Law Group, A Professional Corporation, Kirkland, Washington. As of the date of this Registration Statement, directors of Venture Law Group and an investment partnership affiliated with Venture Law Group own 53,878 shares of HomeGrocer.com's Common Stock.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Washington law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the
Washington Business Corporation Act.   In addition, the Registrant has entered
into Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.


Item 8.   Exhibits.

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
    Exhibit
    Number
    ------
     5.1     Opinion of Venture Law Group, a Professional Corporation.

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2     Consent of Ernst & Young LLP, Independent Auditors.

    24.1     Powers of Attorney (included on signature page).

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, HomeGrocer.com, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on this March 10, 2000.

                                         HomeGrocer.com, Inc.


                                         By: /s/ Mary Alice Taylor
                                         ------------------------------------
                                             Mary Alice Taylor
                                             Chairman of the Board and
                                             Chief Executive Officer

                               INDEX TO EXHIBITS


  Exhibit
  Number
-----------
   5.1        Opinion of Venture Law Group, a Professional Corporation
  23.1        Consent of Venture Law Group, a Professional Corporation
              (included in Exhibit 5.1).
  23.2        Consent of Ernst & Young LLP, Independent Auditors.
  24.1        Powers of Attorney (included on signature page).